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                                                                   Exhibit 10.30

                           GENELABS TECHNOLOGIES, INC.


                         COMMON STOCK PURCHASE AGREEMENT
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                                TABLE OF CONTENTS

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                                                                                                               PAGE

1.       AGREEMENT TO SELL AND PURCHASE.........................................................................  1
         1.1      Authorization of Shares.......................................................................  1
         1.2      Sale and Purchase.............................................................................  1
         1.3      Fees and Commissions..........................................................................  1

2.       CLOSING, DELIVERY AND PAYMENT..........................................................................  1
         2.1      Closing.......................................................................................  1
         2.2      Delivery......................................................................................  2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................  2
         3.1      Organization, Good Standing and Qualification.................................................  2
         3.2      Capitalization................................................................................  2
         3.3      Authorization; Binding Obligations............................................................  2
         3.4      Financial Statements..........................................................................  2
         3.5      Liabilities...................................................................................  3
         3.6      Absence of Certain Developments...............................................................  3
         3.7      Title to Properties and Assets; Liens, etc....................................................  3
         3.9      Compliance with Other Instruments.............................................................  3
         3.10     Litigation....................................................................................  4
         3.11     Tax Returns and Payments......................................................................  4
         3.12     Employees.....................................................................................  4
         3.13     Compliance with Laws; Permits.................................................................  4
         3.14     Offering Valid................................................................................  5
         3.15     Minute Books..................................................................................  5
         3.16     Real Property Holding Corporation.............................................................  5

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.............................................  5
         4.1      Requisite Power and Authority.................................................................  5
         4.2      Consents......................................................................................  5
         4.3      Investment Representations....................................................................  5
         4.4      Hart-Scott-Rodino Filing......................................................................  6
         4.5      Market Stand-Off Agreement....................................................................  6

5.       CONDITIONS TO CLOSING..................................................................................  6
         5.1      Conditions to Obligations of the Purchase.....................................................  6
         5.2      Conditions to Obligations of the Company. . ..................................................  7
         5.3      Conditions to Obligations of the Company. ....................................................  8

6.       MISCELLANEOUS..........................................................................................  8
         6.1      Governing Law.................................................................................  8
         6.2      Survival......................................................................................  8
         6.3      Successors and Assigns........................................................................  8
         6.4      Entire Agreement..............................................................................  8
         6.5      Severability..................................................................................  8

                        COMMON STOCK PURCHASE AGREEMENT
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
         6.6      Amendment and Waiver..........................................................................  8
         6.7      Delays or Omissions...........................................................................  8
         6.8      Notices.......................................................................................  9
         6.9      Expenses......................................................................................  9
         6.10     Titles and Subtitles..........................................................................  9
         6.11     Counterparts..................................................................................  9
         6.12     Broker's Fees.................................................................................  9
         6.13     Exculpation of Purchaser......................................................................  9

                        COMMON STOCK PURCHASE AGREEMENT
                                       ii.

                           GENELABS TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 15, 1996, by and among GENELABS TECHNOLOGIES, INC., a California corporation (the "Company"), and VERON INTERNATIONAL LIMITED ("Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of Two Million Six Hundred Thousand (2,600,000) shares of its Common Stock (the "Shares");

         WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE.

                  1.1 AUTHORIZATION OF SHARES. On or prior to the Closings (as defined in Section 2 below), the Company shall have authorized the sale and issuance to Purchaser of the Shares.

                  1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closings (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares at a purchase price of four dollars ($4.00) per share. Of the Shares to be purchased, 700,000 shares shall be purchased at the First Closing, and 1,900,000 shares shall be purchased at the Second Closing.

                  1.3 FEES AND COMMISSIONS. Promptly following the Second Closing, the Company shall pay a commission in the amount of nine hundred fifty thousand dollars ($950,000) to the Purchaser or its affiliates from the proceeds to the Company in lieu of payment of any broker's fees or commissions and to cover Purchaser's fees and expenses related to the purchase.

         2.       CLOSING, DELIVERY AND PAYMENT.

                  2.1 CLOSING DATES. There will be two closing of the sale and purchase of the Shares being purchased by the Purchaser hereunder, (referred to as the "First Closing" and the "Second Closings"). The First Closing shall be held at Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, 4th Floor, Palo Alto, California 94306 at 8:00 a.m. on November 18, 1996, or at such other time and place as the Company and the Purchaser mutually agree upon (such date is hereinafter referred to as the "First Closing Date"). The Second Closing shall be held at Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, 4th Floor, Palo Alto, California 94306 on such date as the

                                       1.

Company shall specify in writing (such date is hereinafter referred to as a "Second Closing Date"). The sole purpose of the Second Closing will be to issue and purchase any Shares that may not lawfully be purchased in the First Closing. Beneficial ownership of the Shares to be issued in the Second Closing shall not pass to Purchaser until such shares are released from escrow.


                  2.2 DELIVERY. At the First Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser certificates representing the number of Shares to be purchased at such Closing by the Purchaser, against payment of the purchase price therefore by wire transfer to the order of the Company. In addition, at the First Closing the Company and the Purchaser shall deliver to the Escrow Agent the balance of the Shares and consideration to be paid therefore pursuant to this Agreement and in accordance with and subject to the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Escrow Agreement. At the Second Closing, subject to the terms and conditions hereof, the Escrow Agent will deliver to the Purchaser certificates representing the number of Shares to be purchased at such Closing by the Purchaser against payment of the purchase price therefore upon release of the Escrow Funds from the Escrow Account.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company, as of November 1, 1996, consists of: (a) Seventy-Five Million (75,000,000) shares of Common Stock, Thirty-Six Million Three Hundred Seventy-One Thousand Eighteen (36,371,018) shares of which are issued and outstanding; and (b) Five Million (5,000,000) shares of Preferred Stock, Ten Thousand (10,000) shares of which are designated Series A Preferred Stock, all of which are issued and outstanding. The Preferred Shares presently are convertible into a total of 3,333,333 shares of Common Stock, based on the current market price of the Company's Common Stock. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the First Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy,

                                       2.

insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

                  3.4 FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC") the documents set forth in Exhibit A (the "SEC Filings").

                  (a) The SEC Filings conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder as of their respective filing dates and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents or portions thereof that were incorporated by reference in the SEC Filings pursuant to the requirements of the Exchange Act, when such incorporated documents or portions were first filed with the SEC, conformed in all material respects with any applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                  (b) The consolidated financial statements of the Company included in the SEC Filings fairly presented in all material respects the financial position and results of operations of the Company at their respective dates and for the respective periods to which they apply; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.

                  (c) Notwithstanding any provision therein to the contrary, it is understood by the Company and the Purchaser that the Company is not representing or warranting any statement in the SEC Filings relating to future, anticipated or possible circumstances, occurrences or developments.

                  3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the SEC Filings, except current liabilities incurred in the ordinary course of business subsequent to September 30, 1996.

                  3.6 ABSENCE OF CERTAIN DEVELOPMENTS. Except as described in the SEC Filings and except in the ordinary course of business consistent with past practices, the Company has not (a) incurred or become subject to any material liabilities (absolute or contingent); (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction; or (f) otherwise had any material change in its condition, financial or otherwise, except that the Company continues to incur losses as set forth in and contemplated by the SEC Filings.

                  3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Filings, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

                                       3.

                  3.8 PATENTS AND TRADEMARKS. Except as set forth in the SEC Filings, to the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted, without any known infringement of the rights of others except for such infringement that would not have a material adverse effect on the business or financial condition of the Company.

                  3.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Amended and Restated Articles of Incorporation (the "Articles") or Amended Bylaws ("Bylaws"), or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company, in each case, which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties except for such violation, conflict or default that would not have a material adverse effect on the business and financial condition of the Company.

                  3.10 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.11 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the First Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  3.12 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment

                                       4.

by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation.

                  3.13 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                  3.14 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.15 MINUTE BOOKS. The minute books of the Company made available to the Purchaser contain a complete summary of all meetings of directors and shareholders since the time of incorporation.

                  3.16 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and any regulations promulgated thereunder.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

                  4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

                  4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of the Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

                  4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in Section 4(2) and not Regulation S under the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                                       5.

                           (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                           (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is
acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                           (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser
represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                           (d) ACCREDITED INVESTOR. Purchaser represents that it
is an accredited investor within the meaning of Regulation D under the Securities Act.

                           (e) COMPANY INFORMATION. Purchaser has received the
SEC Filings and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                           (f) RULE 144. Purchaser acknowledges and agrees that
the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (g) RESIDENCE. The office or offices of the Purchaser
in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page hereof.

                  4.4 HART-SCOTT-RODINO FILING. Purchaser covenants that it will use its best efforts to timely file the notification form required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and to take all other action as is necessary to lawfully purchase the Shares under the HSR Act and otherwise. Purchaser warrants that, as a result of acquiring Shares in the First Closing, it will not hold voting securities in the Company valued, as of November 14,1996, in excess of $15 million.

                                       6.

                  4.5 MARKET STAND-OFF AGREEMENT. Purchaser agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise transfer or dispose of the Shares during the one year period following the First Closing Date without the prior written consent of the Company.

         5.       CONDITIONS TO CLOSING.

                  5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASE AT THE FIRST CLOSING. Purchaser's obligations to purchase the Shares at the First Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE
OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects at the First Closing with the same force and effect as if they had been made as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing.

                           (b) LEGAL INVESTMENT. The sale and issuance of the
Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                           (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                           (d) CORPORATE DOCUMENTS. The Company shall have
delivered to the Purchaser or its counsel, copies of all corporate documents of the Company as the Purchaser shall reasonably request.

                           (e) COMPLIANCE CERTIFICATE. The Company shall have
delivered to the Purchaser a Compliance Certificate, executed by the President and the Chief Accounting Officer of the Company, dated the date of the First Closing, to the effect that to their knowledge the conditions specified in subsections (a) and (c) of this Section 5.1 have been satisfied as of the First Closing Date.

                           (f) PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE FIRST CLOSING. The Company's obligation to issue and sell the Shares at the First Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the First Closing with the same force and effect as if they had been made as of said date.

                           (b) LEGAL INVESTMENT. The sale and issuance of the
Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                                       7.

                           (c) PERFORMANCE OF OBLIGATIONS. Purchaser shall have
performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

                           (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall
have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                  5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PURCHASER AT THE SECOND CLOSING.

                           (a) The Escrow Agent shall have released the Shares
and the Funds pursuant to the Escrow Agreement.

         6.       MISCELLANEOUS.

                  6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

                  6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

                  6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                  6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.6 AMENDMENT AND WAIVER.

                           (a) Except as set forth in the introductory paragraph
hereof, this Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                           (b) Except as set forth in the introductory paragraph
hereof, the obligations of the Company and the rights of the holder of the Shares under the Agreement may be waived only with the written consent of the Purchaser and the Company.

                  6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another

                                       8.

party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Articles, Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

                  6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the address set forth on the signature page hereof or at such other address as the Company or the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

                  6.9 EXPENSES. Each party shall bear its own costs and expenses it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

                  6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  6.12 BROKER'S FEES. Except as set forth herein, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission in connection with the transactions contemplated herein.

                  6.13 EXCULPATION OF PURCHASER. The Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that the respective controlling persons, officers, directors, partners, agents, or employees of the Purchaser shall not be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

                                       9.

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.


GENELABS TECHNOLOGIES, INC.               VERON INTERNATIONAL LIMITED
 505 PENOBSCOT DRIVE                      TOP FLOOR, CHINACHEM GOLDEN PLAZA
 REDWOOD CITY, CALIFORNIA  94063          77 MODY ROAD, TSIMSHATSUI EAST
                                          KOWLOON, HONG KONG


         /s/ IRENE A. CHOW                /s/ JOSEPH LEUNG

By:      Irene A. Chow                    By: Joseph Leung

Title:                                    President & Chief Executive
                                                    Title: Director


                        COMMON STOCK PURCHASE AGREEMENT

                                INDEX OF EXHIBITS





         Escrow Agreement                             Exhibit A
         SEC Filings                                  Exhibit B


                        COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                                ESCROW AGREEMENT


         This Escrow Agreement is entered into as of November 15, 1996, by and among Genelabs Technologies, Inc. (the "Company") and Veron International Limited (the "Purchaser") (collectively, the "Participants"), and the Company as the escrow agent (the "Escrow Agent").

                                    RECITALS

         A. The Participants wish to establish an escrow account in connection with the proposed investment in the Company.

         B. The parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       Escrow and Indemnification.

                  (a) Escrow Fund. On the First Closing Date (as defined in the Purchaser Agreement of even date within between the parties hereto), the Purchaser shall deposit with the Escrow Agent an aggregate of $7.6 million (the "Funds"), and the Company shall deposit 1,900,000 shares of its Common Stock duly registered in the name of Purchaser (the "Shares"), such deposits to constitute an escrow fund (the "Escrow Fund"). The Escrow Fund shall be held as trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in a separate escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

                  (b) Investments. The Escrow Agent shall invest the cash held in the Escrow Fund in an interest-bearing account or money market instruments at the discretion of the Escrow Agent. Any interest payable on the funds held in the Escrow Fund ("Interest") shall be added to the Escrow Fund and become a part thereof.

                  (c) Transferability. The Escrow Fund shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent, and no such assignment or transfer shall be valid until such notice is given.

                                       1.

         2.       Release of Escrow Fund.

                  (a) Promptly upon the expiration or early termination, if applicable, of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), the Escrow Agent shall release the Funds and Interest to the Company and the Shares to the Purchaser.

         3.       Fees and Expenses.

                  (a) No fees shall be payable to the Escrow Agent in connection with this Escrow Agreement.

         4.       Limitation of Escrow Agent's Liability.

                  (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                  (b) The Purchaser hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss liability or expense incurred without willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

         5. Termination. This Agreement shall terminate upon the release by the Escrow Agent of all of the Escrow Fund in accordance with this Agreement. Sections 4, 5, 6 and 7 shall survive termination.

         6. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

                                       2.

If to the Participants:             To the address listed for such Participant
                                    on the signature page attached hereto.


If to the Escrow Agent:             To the address listed as the signature page
                                    attached hereto.


         Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 6.

         7.       General.

                  (a) Governing Law: Assigns; Forum. This Agreement shall be governed by and construed as a sealed instrument in accordance with the internal laws of the State of California without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                  (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  (e) Amendment. This Agreement may be amended only with the written consent of the Escrow Agent and each of the Participants.

                                       3.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



GENELABS TECHNOLOGIES, INC.               VERON INTERNATIONAL LIMITED
 505 PENOBSCOT DRIVE                      TOP FLOOR, CHINACHEM GOLDEN PLAZA
 REDWOOD CITY, CALIFORNIA  94063          77 MODY ROAD, TSIMSHATSUI EAST
                                          KOWLOON, HONG KONG



         /s/ IRENE A. CHOW                /s/ JOSEPH LEUNG

By:      Irene A. Chow                    By: Joseph Leung

Title:                                    President & Chief Executive
         Officer                                     Title: Director

                                ESCROW AGREEMENT

                                       1.

                                    EXHIBIT B

                                   SEC FILINGS


1. The Company's Form 10-K for the year ended December 31, 1995, as amended.

2.       The Company's Form 10-Q for the quarter ended March 31, 1996.

3.       The Company's Form 10-Q for the quarter ended June 30, 1996.

4.       The Company's Form 10-Q for the quarter ended September 30, 1996.

5. The Company's proxy statement in connection with the 1996 Annual Meeting of Shareholders.


                        COMMON STOCK PURCHASE AGREEMENT